Exhibit 23






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-121367, 333-100694, 333-70386, 333-51020, 333-50892, 333-94727, 333-07421,
033-60151, and 333-133592 on Form S-8 of our reports dated February 27, 2007, relating to the financial statements and financial statement schedule of John H. Harland Company, which includes an explanatory paragraph regarding the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share Based Payment, on January 1, 2006 and Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans-An amendment of FASB Statements No. 87, 88, 106, and 132R, on December 31, 2006, and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2006.



/s/ Deloitte & Touche LLP

Atlanta, Georgia
February 27, 2007